Exhibit 10.1

LEASE AMENDMENT #3

This LEASE AMENDMENT #3 (the “Agreement”) is made and entered as of February 6, 2015 by and between Sharps Compliance, Inc. (“Tenant”) and Warehouse Associates Corporate Centre Kirby II, Ltd. (“Landlord”).

WITNESSETH:

A.  Landlord, or its predecessor in Interest, and Tenant, or its predecessor in Interest, have heretofore entered into that certain lease dated July 13, 2006 (the “Lease”), and for Lease Amendment #1 dated December 12, 2007, and for Lease Amendment #2 dated March 8, 2010 for 9220 Kirby Drive, Suite 500 containing 18,231 rentable square feet in the Project known as Corporate Centre Kirby II, located at 9220-9230 Kirby Drive, Houston, Texas, 77054 (the “Premises”),

B.  The parties mutually desire to amend the Lease, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

1.        The parties agree that:

A.	Effective March 1, 2015, the Net Monthly Base Rent for Years 1 – 5 will now be $ 17,319.45 per month.
B.	Effective March 1, 2015, the Lease Expiration Date will now be February 28, 2020.
C.	Landlord will recarpet Tenant’s office hallways, board room, CEO office and conference room, Landlord will provide and install a new ice machine, Tenant will not be liable for any cost of repairs associated with the recent damage to electrical service.

2.                    Effective Date. This Agreement shall be effective as of March 1, 2015 (herein referred to as the “Effective Date”).

3.                   Whole Agreement. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Agreement, the latter provisions shall govern and control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD: Warehouse Associates Corporate Centre Kirby II, Ltd

By:	/s/ David R. David

Name:	David R. David

Its:	Authorized Agent

TENANT: Sharps Compliance, Inc.

By:	/s/ David P. Tusa

Name:	David P. Tusa

Its:	Chief Executive Officer and President